Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 1, 1998, which appears on page 37 of the 1998 Annual Report to Shareholders of The Earthgrains Company, which is incorporated by reference in The Earthgrains Company's Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

St. Louis, Missouri
March 10, 1999